SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 752-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 11, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Coast Financial Holdings, Inc. (the “Company”) approved and ratified the form of Incentive Stock Option Agreement (and the related Notice of Exercise) and Nonqualified Stock Option Agreement (and the related Notice of Exercise) to be used in connection with the grant of stock options under the Company’s 2005 Stock Incentive Plan (“2005 Plan”) approved by its shareholders on May 20, 2005. Copies of these agreements are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Committee also awarded incentive stock options for an aggregate of 65,750 shares of the Company’s common stock to certain employees and officers of the Company. The options are exercisable at $15.60 per share, (the closing price for the Company’s Common Stock on October 11, 2005), for a 10 year period from the date of grant and they will vest as follows: one-third vest upon grant, one-third vest one year from the date of grant, and one-third vest two years from the date of grant. The stock option awards are subject to the terms of the 2005 Plan and the individual stock option agreements which are substantially in the form of Exhibit 10.1 hereto. The foregoing summary of the terms of the stock option awards is qualified in its entirety by reference to the complete text of the 2005 Plan and the individual Incentive Stock Option Agreements. Executive officers receiving stock option grants are set forth below:

Executive Officer	Position	Number of Incentive Stock Options
Brian P. Peters	President and Chief Executive Officer	15,000
Brian F. Grimes	Chief Financial Officer and Secretary	7,500
Philip W. Coon	Executive Vice President/
	Residential Manager Coast Bank	3,750
Anne V. Lee	Executive Vice President/Retail
	Banking Manager Coast Bank	3,750
James V. Dugger	Executive Vice President/Consumer
	Lending Manager Coast Bank	3,750

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Form of Incentive Stock Option Agreement and Notice of Exercise.

Exhibit 10.2 – Form of Nonqualified Stock Option Agreement and Notice of Exercise.

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: October 14, 2005	By:	/s/ Brian F. Grimes
Brian F. Grimes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement and Notice of Exercise.

10.2	Form of Nonqualified Stock Option Agreement and Notice of Exercise.